UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2006.
Veridien Corporation

(Exact Name of Registrant as Specified in its charter)
Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-25555	59-3020382

(Commission File Number)	(IRS Employer Identification No.)

2875 MCI Drive, Suite B, Pinellas Park, Florida	33782-6105

(Address of principal executive offices)	(Zip Code)
(727) 576-1600

(Registrant’s telephone number, including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT
As previously report on Form 8K March 9, 2005, on March 7, 2005 an unrelated third party, participating with the Registrant as permitted under the Registrant’s Agreement with Mycosol Inc. and their three Founding Shareholders acquired 458,333 shares of the common stock of Mycosol Inc. from the Registrant for $500,000. At that time, the Registrant agreed with the unrelated third party to permit such third person to (i) exchange until December 31, 2005 their 458,333 common shares of Mycosol Inc. for 9,803,992 common shares of the Registrant; or if not so exchanged (ii) commencing January 1, 2007 for a period of 3 months after notice by Registrant, to Put to the Registrant 229,167 common shares of Mycosol Inc. for $250,000, payable in cash or Registrant’s common stock at Registrant’s option. As reported in the Registrant’s Form 10KSB for the year-ended December 31, 2005, the unrelated third party did not exercise the exchange option [(i ) above] before December 31, 2005. On May 23, 2006 the Registrant agreed with the unrelated third party to amend the terms of the original agreement to extend the expiration of the exchange option [(i) above] to July 10, 2006, thereby reviving that portion of the off-balance sheet arrangement that had previously expired. Should the third party elect to exercise the exchange option during the extended period, the effective price of the underlying common stock of the Registrant that will be issued will be $0.05 per share.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
Convertible Securities
1.	On May 24, 2006 the Registrant issued a $266,032 Convertible Debenture to Dunvegan Mortgage Corporation (whose CEO and sole Director is Sheldon C. Fenton, President, CEO and Director of the Registrant) in exchange for extinguishment of “Accounts Payable — related Party” debt (fees and expenses due from Registrant). The debenture carries an interest rate of 8% and has a term of 3 years. This instrument is immediately convertible into common shares, at the option of the holder, at the conversion rate of $0.035. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.
2.	On May 24, 2006 the Registrant entered into an arrangement with a third party, unrelated accredited investor. Pursuant to the terms of the agreement, the Registrant (i) issued a convertible debenture and (ii) committed to issue, at the option of the investor, a similar convertible debenture in the maximum principal amount of up to 1.20x the issued debenture, if funded in cash by the investor within 90 days. The issued debenture is in the amount of $360,000 and was in exchange for extinguishment of Notes Payable (cash proceeds already received by the Registrant). The debenture carries an interest rate of 8% and has a term of 3 years. This instrument is immediately convertible into common shares, at the option of the holder, at the conversion rate of $0.035. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.
3.	On May 24, 2006 the Registrant entered into an arrangement with Margreat, Inc. (a company which has as its senior officer and director the wife of Sheldon Fenton, President, CEO and Director of the Registrant). Pursuant to the terms of the agreement, the Registrant (i) issued a convertible debenture and (ii) committed to issue, at the option of the investor, a similar convertible debenture in the maximum principal amount of up to 1.20x the issued debenture, if funded in cash by the investor within 90 days. The issued debenture is in the amount of $501,000 and was in exchange for extinguishment of “Notes Payable — related Party” debt (cash proceeds already received by the Registrant). The debenture carries an interest rate of 8% and has a term of 3 years. This instrument is immediately convertible into common shares, at the option of the holder, at the conversion rate of $0.035. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.

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4.	On May 29, 2006 the Registrant entered into an arrangement with a third party, unrelated accredited investor. Pursuant to the terms of the agreement, the Registrant (i) issued a convertible debenture and (ii) committed to issue, at the option of the investor, a similar convertible debenture in the maximum principal amount of up to 1.20x the issued debenture, if funded by the investor within 30 days. The issued debenture is in the amount of $70,000 and was issued for cash proceeds. The debenture carries an interest rate of 8% and has a term of 3 years. This instrument is immediately convertible into common shares, at the option of the holder, at the conversion rate of $0.035. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.
Common Stock
On May 29, 2006 $50,000 of principal and $14,582 of accrued interest of outstanding Convertible Debentures were converted into 1,291,638 common shares. This issuance was considered exempt from registration by reason of Section 3(a)(9) of the Securities Act.
In addition to the above sales, the Registrant has sold the following Unregistered Equity Securities since its last filing effective March 31, 2006:
Common Stock
On April 26, 2006, the Chairman of the Board was issued 400,000 common shares under the terms of his consulting agreement with the company. These shares were earned over the previous year at the rate of 100,000 per quarter. They were accounted for and reported each quarter when earned. These issuance were considered exempt from registration by reason of Section 4(2) of the Securities Act.
Issuance of Convertible Debentures
On May 1, 2006 the Registrant issued a convertible debenture for cash proceeds of $100,000 to a third party, unrelated, accredited investor. This debenture carries an interest rate of 8% and has a term of 3 years. This instrument is immediately convertible into common shares, at the option of the holder, at the conversion rate of $0.035. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIEN CORPORATION
Dated: May 30, 2006	By:	/s/ Sheldon C. Fenton
Sheldon C. Fenton
President & Chief Executive Officer

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